Exhibit 10.4
TELOS CORPORATION
NOTICE OF GRANT OF RESTRICTED STOCK

Notice is hereby given of the following restricted stock grant (the "Award") of Class A Common Stock of Telos Corporation (the "Company" or "Telos"):

Award Recipient:

Grant Date:

Number of Shares:          [      ] shares of Class A Common Stock

Vesting Schedule:	25% upon the Grant Date, and 25% for each subsequent annual anniversary of the Grant Date

The Award Recipient understands and agrees that the Award is granted subject to and in accordance with the terms of the Telos Corporation 2016 Omnibus Long-Term Incentive Plan (the "2016 Plan"). The Award Recipient further agrees to be bound by the terms of the Plan and the terms of the Restricted Stock Agreement attached hereto as Exhibit A. The Award Recipient hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit B. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Restricted Stock Agreement.

Nothing herein shall modify your status as an at-will employee of the Company or the terms of any employment agreement between you and the Company (if applicable). Further, nothing herein guarantees you employment for any specified period of time. This means that either you or the Company may terminate your employment at any time for any reason, or no reason, subject to the terms of any employment agreement between you and the Company (if applicable). You recognize that, for instance, you may terminate your employment or the Company may terminate your employment prior to the date on which your restricted stock becomes vested.

TELOS CORPORATION	AWARD RECIPIENT

John B. Wood	[NAME]
Chairman & CEO
Date:

EXHIBIT A

RESTRICTED STOCK AGREEMENT

RECITALS

A.          The Telos Board of Directors has adopted and approved the Telos Corporation 2016 Omnibus Long-Term Incentive Plan (the "2016 Plan").  The purpose of the 2016 Plan is to enhance the Company's and its subsidiaries' ability to attract and retain highly qualified directors, officers, key employees, and other persons and to motivate such persons to serve the Company and its subsidiaries and to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.

B.          The Award Recipient is to render valuable services to the Company (or a Parent,  Subsidiary or Affiliate), and this Agreement is executed pursuant to, and is intended to carry out the purposes of the Plan in connection with the Company's grant of restricted stock to the Award Recipient .

C.          All capitalized terms in this Agreement shall have the meaning assigned to them in the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1.          GRANT OF RESTRICTED STOCK. The Company hereby grants to the Award Recipient, as of the Grant Date, the number of Shares of restricted stock specified in the Grant Notice.

2.          RESTRICTIONS ON TRANSFERABILITY. Notwithstanding any provisions of the Plan to the contrary, no Shares of restricted stock granted hereunder may be sold, assigned, transferred, pledged or otherwise encumbered unless and until the shares proposed to be sold or transferred are vested.

3.          VESTING; TERMINATION OF EMPLOYMENT. Shares of restricted stock, subject to the other terms and conditions set forth herein, shall become vested if the Award Recipient remains continuously employed through each vesting date specified in the Grant Notice. Should the Award Recipient die while holding Shares of restricted stock, then the Shares shall become 100% vested upon his or her death. Upon termination of employment for any other reason, any Shares of restricted stock that have not yet vested shall be forfeited on the date of termination, unless otherwise specified by the terms of any employment agreement in place between the Award Recipient and the Company.

4.          CORPORATE TRANSACTION.

(a)  In the event of any Corporate Transaction, the Shares of restricted stock not otherwise vested shall automatically vest in full.

(b)  This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

5.          ADJUSTMENT IN SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made to the number and/or class of securities subject to this award in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

6.          STOCK CERTIFICATES. Any stock certificate(s) representing the Shares of restricted stock granted hereby will be stamped or otherwise imprinted with a legend with respect to any applicable restrictions contained herein or in the Plan and otherwise with respect to the sale or transfer of such shares. At the election of the Company, any stock certificates evidencing Shares of restricted stock shall be held by the Company on your behalf until such time as the transfer of such Shares is no longer subject to the restrictions set out in the Plan and this Agreement and you are no longer employed by the Company.

7.          COMPLIANCE WITH LAWS; TAX WITHHOLDING.

(a)  You agree that you are acquiring the Shares of restricted stock for investment purposes and not with a view to the resale or distribution thereof; that the Company may withhold from you any tax which it believes is required to be withheld with respect to any benefit under the Plan or this Agreement, and that you will make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax withholding requirements or like requirements. You may elect, on a tax withholding election form provided by the Company, whether you will (i) deliver a personal check to the Company no later than three (3) days following each annual vesting date; or (ii) authorize the Company to deduct from your immediately subsequent paycheck following your vesting an amount to satisfy the minimum amount of income and employment tax withholding required upon the vesting date. The issuance of the Shares of restricted stock shall be subject to compliance by the Company and the Award Recipient with all applicable requirements of law relating thereto.

(b)  The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this award shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its reasonable efforts to obtain all such approvals.

8.          SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Award Recipient, and the legal representatives, heirs and legatees of the Award Recipient's estate.

9.          NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to the Award Recipient shall be in writing and addressed to the Award Recipient at the address indicated on the Company's books and records. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

10.          CONSTRUCTION. This Agreement and the award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this award.

11.          GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Maryland without resort to that state's conflict-of-laws rules or principles.

12.          BOARD APPROVAL. If the Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may be issued under the Plan as last approved by the Board, then this award shall be void with respect to such excess shares, unless Board approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.  If Shares covered by this Agreement are granted prior to any required approval of the Plan by the Board of the Company, any such grant shall be subject to the condition subsequent of such Board approval but shall be deemed effective as of the Grant Date as listed in the Grant Notice.

13.          FORFEITURE OF SHARES. If the Award Recipient becomes obligated to return all or a portion of the Shares of restricted stock to the Company due to a forfeiture of such Shares pursuant to this Agreement, and fails to deliver the certificates representing such Shares in accordance with the terms of this Agreement, the Company may, at its option, in addition to all other remedies it may have, send to you, to the address listed on the books of the Company, written notice and thereupon shall cancel on its books the certificates representing the Shares to be returned to the Company. Thereupon, all of your rights in and to said Shares shall terminate. The Company shall not be obligated to give notice to any holder of Shares of restricted stock if such holder does not appear on the stock transfer ledger of the Company as the registered holder of such Shares.

APPENDIX

The following definitions shall be in effect under the Agreement:

A.          Affiliate: For purposes of this Agreement, "Affiliate" shall refer to Telos Identity Management Solutions, LLC or Telos ID.

B.	Agreement shall mean this Restricted Stock Agreement.

C.          Award Recipient shall mean the person to whom the restricted stock is granted as specified in the Grant Notice.

D.          Board shall mean the Company's Board of Directors.

E.          Code shall mean the Internal Revenue Code of 1986, as amended.

F.          Common Stock shall mean the Company's Class A Common Stock.

G.          Company shall mean Telos Corporation, a Maryland corporation.

H.          Employee shall mean an individual who is a common law employee of the Company.

I.          Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

J.          Grant Notice shall mean the Notice of Grant of Restricted Stock accompanying the Agreement, pursuant to which the Award Recipient has been informed of the basic terms of the award evidenced hereby.
K.          Parent shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
L.          Plan shall mean the Company's 2016 Omnibus Long-Term Incentive Plan.

M.          Service shall mean the Award Recipient's performance of services for the Company (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant.

N.          Shares shall mean the shares granted to the Award Recipient as specified in the Grant Notice.

O.          Subsidiary shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

P.          Vesting Schedule shall mean the vesting schedule specified in the Grant Notice pursuant to which the Award Recipient is to vest in the restricted Shares in a series of installments over his or her period of Service.

EXHIBIT B
2016 PLAN